Exhibit 32.1
CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Realogy Holdings Corp. (the “Company”) on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ryan M. Schneider, as Principal Executive Officer of the Company, and Timothy B. Gustavson, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

/s/ RYAN M. SCHNEIDER
RYAN M. SCHNEIDER
Chief Executive Officer and President
(Principal Executive Officer)
February 26, 2019

/s/ TIMOTHY B. GUSTAVSON
TIMOTHY B. GUSTAVSON
Interim Chief Financial Officer and Treasurer,
Chief Accounting Officer, Controller and
Senior Vice President
(Principal Financial Officer)
February 26, 2019